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                                  Exhibit 23.1






May 21, 1999


Columbia Bancorp
P.O. Box 1050
The Dalles, Oregon  97058

               RE:    COLUMBIA BANCORP - FORM S-8 REGISTRATION STATEMENT

To Columbia Bancorp:

               We consent to the incorporation by reference in this Registration Statement of Columbia Bancorp on Form S-8 of the audited financial statements for the years ended December 31, 1998, December 31, 1997 and December 31, 1996 incorporated by reference in the Annual Report on Form 10-K of Columbia Bancorp for the year ended December 31, 1998.


                                                     /s/
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                                                     Moss Adams LLP